UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): March 25, 2020

TE CONNECTIVITY LTD.

(Exact name of registrant as specified in its charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260

(Commission File Number)

Mühlenstrasse 26, CH-8200 Schaffhausen

Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, Par Value CHF 0.57	TEL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement

As previously disclosed in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q of TE Connectivity Ltd. (which may be referred to as “we,” “us,” or “our”), we were a party to a Tax Sharing Agreement with Tyco International Ltd. (“Tyco International”) and Covidien Ltd. (“Covidien”), dated as of June 29, 2007 (the “Tax Sharing Agreement”). Under the Tax Sharing Agreement entered into upon our separation from Tyco International in fiscal 2007, we, Tyco International (which now operates as part of Johnson Controls International plc), and Covidien (which now operates as part of Medtronic plc) shared 31%, 27%, and 42%, respectively, of income tax liabilities that arose from adjustments made by tax authorities to the collective income tax returns for periods prior to and including June 29, 2007.

On March 25, 2020, we, Johnson Controls International plc, and Medtronic plc entered into an agreement to terminate the Tax Sharing Agreement (the “Termination Agreement”). We believe that substantially all income tax matters that may be subject to the Tax Sharing Agreement have been settled with tax authorities and we do not expect any remaining tax matters to have a material effect on our results of operations, financial position, or cash flows. Pursuant to the Termination Agreement, the parties have made immaterial payments to each other representing a good faith determination of any remaining liabilities or refunds currently identified as potentially reimbursable under the Tax Sharing Agreement.

Item 8.01 Other Events.

Supplemental Risk Factor

In light of the rapidly evolving coronavirus (COVID-19) outbreak, we are supplementing the risk factors set out under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 27, 2019 as filed with the U.S. Securities and Exchange Commission on November 12, 2019 (the “2019 Form 10-K”) with the revised business interruptions risk factor set out below. The risk factor below should be read in conjunction with the risk factors set out in our 2019 Form 10-K. Other factors not presently known to us or that we presently believe are not material could also affect our business operations and financial results.

We could suffer significant business interruptions, including as a result of COVID-19.

Our operations and those of our suppliers and customers, and the supply chains that support their operations, may be vulnerable to interruption by natural disasters such as earthquakes, tsunamis, typhoons, or floods; or other disasters such as fires, explosions, acts of terrorism or war, disease or other adverse health developments, including as a result of the Coronavirus Disease 2019 (“COVID-19”), or failures of management information or other systems due to internal or external causes. These effects could include disruptions or restrictions on our employees’ ability to travel, as well as temporary closures of our facilities or the facilities of our customers, suppliers, or other vendors in our supply chain. In addition, such interruptions could result in a widespread crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could affect demand for our end customers’ products. If a business interruption occurs and we are unsuccessful in our continuing efforts to minimize the impact of these events, our business, results of operations, financial position, and cash flows could be materially adversely affected. COVID-19 is currently impacting countries, communities, workforces, supply chains and markets around the world and as a result we have experienced disruptions and restrictions on our employees’ ability to travel, as well as temporary closures of our facilities and the facilities of our customers, suppliers, and other vendors in our supply chain. COVID-19 may have a material impact on our liquidity, financial condition, and results of operations. The extent to which COVID-19 will impact our business and our financial results will depend on future developments, which are highly uncertain and cannot be predicted. Such developments may include the geographic spread of the virus, the severity of the virus, the duration of the outbreak, the actions that may be taken by various governmental authorities in response to the outbreak, and the possible impact on the global economy and local economies in which we operate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2020	TE CONNECTIVITY LTD.

	By:	/s/ Harold G. Barksdale
Name: Harold G. Barksdale
Title: Vice President and Corporate Secretary